PROXY STATEMENT PURSUANT TO SECTION 14 (a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Dreyfus Premier Manager Funds II

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Dear Shareholder:

I would like to introduce myself. I work directly with HR&IS and their plan sponsor clients supporting Mellon and Dreyfus investment solutions.

Recently, we sent you a prospectus/proxy statement, which was sent to all shareholders of the Dreyfus Premier Balanced Fund (the “Fund”), asking you to vote on an Agreement and Plan of Reorganization providing for the Fund to transfer all of its assets in a tax-free reorganization to Dreyfus Premier Balanced Opportunity Fund, in exchange for shares of that fund.

The shareholder meeting was held on December 1, 2004, but was adjourned to January 19, 2005 because not enough shareholders returned proxies. We need your vote.

Enclosed with this letter you will find a Fund Fact Sheet for the Dreyfus Premier Balanced Opportunity Fund (Class R shares).

The prospectus/proxy statement that was previously sent to you addresses the potential benefits of the proposed reorganization. This, along with the Fund Fact Sheet, should assist you in your vote. Please review all these materials and then cast your vote before the adjourned meeting on January 19th.

Please feel free to contact me with any questions at 212-922-6705.

Sincerely, Walter Kress

Enclosure: Fund Fact Sheet

Cc: Catherine Cavanaugh